UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2022

ALLARITY THERAPEUTICS, INC.

(Exact name of registrant as specified in our charter)

Delaware	001-41160	87-2147982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Broadway, Suite 201 Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

(401) 426-4664

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors

On July 7, 2022, the Board of Directors of Allarity Therapeutics, Inc. (the “Company”) increased the fixed number of authorized directors on the Board of Directors (the “Board”) from four (4) to six (6). To fill the three (3) vacancies, the Board appointed the following individuals as directors of the Company:

Class I Director: Thomas Jensen, whose term will expire at the Company’s first annual meeting of stockholders held after December 2021, or until his successor shall have been duly elected and qualified, or until his earlier death, resignation, or removal;

Class II Director: Dr. David Roth, whose term will expire at the Company’s second annual meeting of stockholders to be held after December 2021, or until his successor shall have been duly elected and qualified, or until his earlier death, resignation, or removal; and

Class III Director: James G. Cullem, whose term will expire at the Company’s third annual meeting of stockholders to be held after December 2021, or until his successor shall have been duly elected and qualified, or until his earlier death, resignation, or removal.

Executive Directors

Messrs. Cullem and Jensen are executive officers of the Company. In addition to serving as a director of the Company, Mr. Cullem will continue to serve as the Company’s Chief Executive Officer and Chief Business Officer. In addition, Mr. Jensen will continue to serve as the Company’s Senior Vice President, Investor Relations.

There are no arrangements or understandings with any other person pursuant to which Messrs. Cullem and Jensen were appointed as directors of the Company. There are also no family relationships between Messrs. Cullem and Jensen, and any of the Company’s directors or executive officers. Except as disclosed in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Securities and Exchange Commission on May 17, 2022, and this Current Report on Form 8-K, there are no transactions in which Messrs. Cullem and Jensen have an interest requiring disclosure under Item 404(a) of Regulation S-K.

Independent Director

In connection with the appointment of Dr. Roth to the Board, the Board has determined that Dr. Roth qualifies as an independent director under the applicable rules of the NASDAQ listing standards and no action has been taken by the Board at this time with respect to Dr. Roth’s committee appointments. Dr. Roth has no family relationships with any director or executive officer of the Company and there are no transactions in which Dr. Roth has an interest requiring disclosure under Item 404(a) of Regulation S-K. Below is summary of Dr. Roth’s experience:

David Roth, MD. Dr. Roth brings more than 25 years of experience in corporate leadership positions in the biotechnology industry and academic clinical research, with a strong track record of successful oncology and hematology drug development, including in areas of biomarker-directed targeted therapies. Prior to serving in his current role as Chief Medical Officer (CMO) at Syros Pharmaceuticals, he was Executive Vice President and CMO of Infinity Pharmaceuticals and, previously, interim Co-head of Clinical Development and Vice President of Early Development at Pfizer in the Oncology Business Unit. Dr. Roth joined Pfizer from Wyeth, where he held the roles of Assistant Vice President of Clinical Research and Development and Global Therapeutic Area Director of Hematology. During his tenure in the industry, he contributed to the successful regulatory approval of several products in the hematologic malignancies including Bosulif®, Besponsa®, Daurismo®, and Copiktra®. He also led the early development of Ibrance®, a CDK 4/6 inhibitor, which was approved as a treatment for ER+, HER2-negative advanced breast cancer. Dr. Roth is an accomplished academic researcher and physician-scientist and was on the full-time faculty at Harvard Medical School and Beth Israel Deaconess Medical Center in the Division of Hematology/Oncology. He completed his fellowship in hematology and oncology at Tufts-New England Medical Center and his Internal Medicine residency at the New England Deaconess Hospital in Boston. He received his B.S. from the Massachusetts Institute of Technology and his M.D. from Harvard Medical School.

As a director of the Company, Mr. Roth will enter into the Company’s standard form of indemnification agreement. As compensation for Dr. Roth’s services as an independent director, Dr. Roth will receive an annual retainer fee of $50,000, payable in cash, and if appointed to a committee of the Board, he will be eligible to receive $4,000 for serving as a member of the Nominating and Corporate Governance Committee and $5,000 for serving as a member of the Compensation Committee. In connection with Dr. Roth’s appointment, on July 7, 2022 the Board granted him options to purchase 23,000 shares of common stock at an exercise price of $1.28 per share, subject to vesting of 1/36 per month over thirty-six (36) months following the grant date. The expiration date for the options is five (5) years from date of grant.

A copy of the Company’s press release announcing the appointment of the new directors is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Change in Annual Retainer Fee for Independent Directors

Effective July 7, 2022, upon recommendation of the Compensation Committee, the Board approved an increase in the annual retainer fee for independent directors to $50,000.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective July 7, 2022, the Board adopted an amendment (the “First Amendment”) to the Company’s Amended and Restated Bylaws, as amended (the “Bylaws”), amending Section 2.07 of Article II to decrease the quorum requirement for stockholder meetings from a majority to 33.33% of the voting power of the shares of the Company entitled to vote at the meeting, present in person or represented by proxy.

The foregoing summary and description of the provisions of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, a copy of which is filed as Exhibit 3.1 with this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Exhibit Description
3.1	Amendment No. 1 to Amended and Restated Bylaws
99.1	Press Release announcing “Allarity Therapeutics Bolsters Its Board of Directors with Appointment of Prominent Researcher and Oncologist Dr. David Roth, M.D.” dated July 11, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Allarity Therapeutics, Inc.

	By:	/s/ James G. Cullem
James G. Cullem
Chief Executive Officer

Dated: July 11, 2022

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